                                                                  Exhibit 1.1(b)

                         Nuveen Unit Trusts, Series 14

                         Trust Indenture and Agreement

                              Dated: May 29, 1998

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

          (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for the Trusts on the Initial Date of Deposit is the amount set forth under the captions "Essential Information -- Fractional Undivided Interest per Unit" in the Prospectus.

          (c) The number of Units created of the Trusts are set forth under the caption "Essential Information--Initial Number of Units" in the Prospectus for the Trusts.

          (d) Section 10.02 shall be amended to read in its entirety as follows:

          Section 10.02. Initial Costs.  Unless otherwise provided in a
Trust's prospectus, the expenses incurred in establishing a Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. The Trustee shall pay or reimburse the Depositor for such expenses and shall charge them to the Capital Account. If the balance in the Capital Account shall be insufficient to provide for such expenses, the Trustee shall have the power to sell Securities in the manner provided in Section 5.02. For the purposes of the addition provided in clause (3) of the first sentence of Section 5.01, the expenses borne by a Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the prospectus. In calculating such accrual, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01. The Depositor's submission to the Trustee for payment of an invoice or request for reimbursement shall constitute the Depositor's certification, upon which the Trustee shall conclusively rely, that the expenses claimed therein constitute expenses properly borne by a Trust pursuant to applicable law and regulations.

          (e) Article I of the Standard Terms and conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date" and "Mandatory Termination Date" and to add the following definitions:

          Interim Rollover Unitholder

               The meaning assigned to it in the Prospectus for a Trust.

          Final Rollover Unitholder

               The meaning assigned to it in the Prospectus for a Trust.

          Capital Distribution Date

               The meaning assigned to it in the Prospectus for a Trust.

          Mandatory Termination Date

               The meaning assigned to it in the Prospectus for a Trust.

          (f) Article I of the Standard Terms and Conditions of Trust is hereby amended to replace the definitions of "Rollover Notification Date," "Special Redemption and Liquidation Period," "Capital Distribution Date" and "Mandatory Termination Date" with the following:

                                                                       Ex.1.1(b)


          Rollover Notification Date

               The dates specified in the Prospectus for the "Interim Rollover Notification Date" and the "Final Rollover Notification Date" in "Essential Information" shall also apply individually to the term "Rollover Notification Date" provided herein. In addition, any reference to the "Rollover Notification Date" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Rollover Notification Date" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

          Special Redemption and Liquidation Period

               The dates specified in the Prospectus for the "Interim Special Redemption and Liquidation Period" and the "Final Special Redemption and Liquidation Period" in "Essential Information" shall also apply individually to the term "Special Redemption and Liquidation Period" provided herein. In addition, any reference to the "Special Redemption and Liquidation Period" as it relates to exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Special Redemption and Liquidation Period" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

               (g) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

          "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."

               (h) Article III of the Standard Terms and Conditions of Trust is hereby amended to add the following section:

               Section 3.14. License Fees. If so provided in the Prospectus for the Nuveen-Standard & Poor's Quality Equity Portfolio (the "Quality Equity Trust") and pursuant to a Licensing Agreement between Standard & Poor's Corporation ("S&P") and the Depositor (the "S&P Agreement"), as consideration for the licenses granted by S&P for the right to use its trademarks and trade names and for the use of databases and research owned by S&P, the Quality Equity Trust will pay a fee set forth in the Agreement to S&P or the Depositor to reimburse the Depositor for payment of the expenses.

               If the S&P Agreement provides for an annual license fee computed in whole or part by reference to the average daily net asset value of the Quality Equity Trust assets, for purpose of calculating the accrual of estimated expenses such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an estimated license fee payment (i) until the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the average daily net asset value of the Quality Equity Trust assets which the Depositor shall provide the Trustee, (ii) thereafter and during the calendar quarter in which the last business day of the period described in clause (i) occurs, by reference to the net asset value of the Quality Equity Trust assets as of such last business day, and (iii) during each subsequent calendar quarter, by reference to the net asset value of the Quality Equity Trust assets as of the last business day of the preceding calendar quarter. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fee and the license fee payable pursuant to the S&P Agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

               If so provided in the Prospectuses for the Nuveen-The Dow 5/SM/ and Nuveen-The Dow 10/SM/ Portfolios ("The Dow/SM/ trusts") and pursuant to a Licensing Agreement between Dow Jones and Company, Inc. ("Dow Jones/SM/") and the Depositor ("The Dow agreement"), as consideration for the licenses granted by Dow Jones for the right to use its trademarks and trade names, each The Dow trust will pay its portion of fee set forth in the Agreement to Dow Jones or the Depositor to reimburse the Depositor for payment of the expenses.

               If The Dow agreement provides for an annual license fee computed in whole or in part by reference to the month-end asset balances for each The Dow trust, for purposes of calculating the accrual of estimated expenses such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an annual licensing fee payment (i) until the month-end in which the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the month-end asset balances which the Depositor shall provide the Trustee, and (ii) thereafter by reference to the previous month-end asset balance of the applicable The Dow trust. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fees and the license fees payable pursuant to The Dow agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

               (i) The following subsection (d) shall be added to Section 7.02:

               (d) The Depositor may employ agents in connection with its duties under Section 3.11 and 3.13 hereof and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust Fund, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

               (j) Section 4.01 shall be amended to read in its entirety as follows:

               Section 4.01. Evaluation of Securities. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities as of the Evaluation Time as provided in the following manner:

               The Evaluator will prepare each evaluation for which market quotations for the Securities are available by the use of outside services normally used and contracted with for this purpose. If the Securities are listed on a national securities exchange or the NASDAQ National Market System, the evaluation will be based on the closing sale price on the exchange or system (if a Security is listed on the New York Stock Exchange, the closing sale price on that exchange shall apply) or, if there is no closing sale price on the exchange or system, at the closing bid price on the exchange or system. If such market quotations are not available, the Evaluator shall determine the value of the Securities. Such evaluation shall generally be based on the current bid prices on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If such prices are not available on the over-the-counter market, the evaluation will generally be made by the Evaluator in good faith (1) on the basis of the current bid prices for comparable securities, (2) by the Evaluator's appraising the value of the Securities in good faith at the bid side of the market or (3) by any combination thereof. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.02, the amount of cash then held in the Capital Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Capital Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities.

     With respect to any Security not listed on a national exchange or the NASDAQ National Market System, or, with respect to a Security so listed but the Evaluator deems the last reported sale price on the relevant exchange to be inappropriate as a basis for valuation, upon the Evaluator's request, the Depositor shall, from time to time, designate one or more evaluation services or other sources of information on which the Evaluator shall be authorized conclusively to rely in evaluating such Security, and the Evaluator shall have no liability for any errors in the information so received. The cost thereof shall be an expense reimbursable to the Evaluator from the Income and Capital Accounts.

          In Witness Whereof, John Nuveen & Co. Incorporated, has caused this Trust Indenture and Agreement for Nuveen Unit Trusts, Series 14 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                       John Nuveen & Co. Incorporated,
                                                      Depositor


                                       By /s/ William H. Stabenow
                                         ----------------------------
                                              Authorized Officer


(Seal)

Attest:

By /s/ Karen L. Healy
  -------------------------
     Assistant Secretary

                                       The Chase Manhattan Bank, Trustee


                                       By /s/ Cary Kliven
                                         ----------------------------
                                                Vice President


(Seal)

Attest:

By /s/ Robert E. Lisk
  --------------------------
      Assistant Treasurer

                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                         Nuveen Unit Trusts, SERIES 14



    (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for the Trusts in the Prospectus.)